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                                                                    EXHIBIT 10.A

                         FIRST AMENDMENT TO THE RESTATED
                       VIAD CORP SUPPLEMENTAL PENSION PLAN

WHEREAS, the Viad Corp Supplemental Pension Plan (the "Plan") was amended and restated on January 1, 2001; and

WHEREAS, certain provisions of the Plan need to be updated to comport with recent events and to clarify the administration of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Article 7(a) relating to Final Average Earnings is amended to delete the term "sales commissions" after the word "salary."

2. Article 13(a) "Change of Control" is amended by deleting the phrase "the annual rate of interest on 30-year Treasury securities" and replacing it with "the rate prescribed by Section 417(e)(3)(A)(ii)(II) of the Code."

3. Section 3 (Table B) and Section 4(a) of Schedule B' (as such reference the Executive Severance Agreement) are amended by deleting the date references to "January 1997" or "January 1, 1997" and replacing them with "March 2003" or "March 25, 2003" as applicable.

Approved this 13th day of May, 2003.

By:  /s/ Scott E. Sayre
     --------------------------------------------------
     Scott E. Sayre,
     Vice President-General Counsel and Secretary,
     Viad Corp

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